UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PARK STERLING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2011
ANNUAL MEETING OF SHAREHOLDERS to be held on MAY 25, 2011
BENEFICIAL OWNERSHIP OF COMMON STOCK Principal Shareholders
PROPOSAL 1
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
ANNUAL REPORT
OTHER MATTERS

PARK STERLING CORPORATION
1043 East Morehead Street, Suite 201
Charlotte, North Carolina 28204
April 11, 2011
TO THE SHAREHOLDERS OF
PARK STERLING CORPORATION
We are pleased to invite you to attend the 2011 Annual Meeting of Shareholders of Park Sterling Corporation. The Annual Meeting will be held at 4201 Congress Street, Suite 210, Charlotte, North Carolina, on Wednesday, May 25, 2011 at 8:30 A.M., local time.
Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, each of which we urge you to read carefully. In addition, also enclosed is a proxy card and a copy of our Annual Report on Form 10-K for the year ended December 31, 2010.
Even if you plan to attend the Annual Meeting, I encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting either by Internet or by mail. Instructions regarding Internet voting are included on the proxy card. If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you may revoke your proxy at any time before it is exercised as explained in the Proxy Statement.
Thank you for your interest in Park Sterling.

Sincerely,

James C. Cherry
Chief Executive Officer

PARK STERLING CORPORATION
Notice of Annual Meeting of Shareholders
To be held on
MAY 25, 2011
TO OUR SHAREHOLDERS:
The 2011 Annual Meeting of Shareholders of Park Sterling Corporation will be held at 4201 Congress Street, Suite 210, Charlotte, North Carolina, on Wednesday, May 25, 2011, at 8:30 A.M., local time, for the following purposes:
1.	To elect three directors with terms expiring in 2014, two directors with terms expiring in 2013 and two directors with terms expiring in 2012;
2.	To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
We have fixed March 18, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and vote your shares in advance of the Annual Meeting by Internet or by mail, as described in the accompanying Proxy Statement. You may also vote your shares in person at the Annual Meeting.
By order of the Board of Directors.

Stephen A. Arnall
Secretary
April 11, 2011

PARK STERLING CORPORATION
1043 East Morehead Street, Suite 201
Charlotte, North Carolina 28204
Proxy Statement
ANNUAL MEETING OF SHAREHOLDERS
to be held on
MAY 25, 2011
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Park Sterling Corporation (the “Company”) of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 25, 2011, at 8:30 A.M., local time, at 4201 Congress Street, Suite 210, Charlotte, North Carolina, and at any adjournment or adjournments thereof. These proxy materials are first being mailed or made available to shareholders on or about April 11, 2011.
The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock (the “Common Stock”) and secure their voting instructions and will reimburse them for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from shareholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either in person, by telephone, by e-mail, or by special letter.
Business to be Transacted
At the Annual Meeting, we will ask you to:
•	Elect three directors with terms expiring in 2014, elect two directors with terms expiring in 2013, and elect two directors with terms expiring in 2012;
•	Ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accountants for 2011; and
•	Consider and vote upon any other business properly brought before the meeting.
No other items are scheduled to be voted upon.
Who May Vote
Shareholders of record of the Company’s Common Stock as of the close of business on March 18, 2011, the record date established by the Company’s Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof, either in person or by proxy. Each share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. On the record date, there were 28,051,098 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Voting Methods
You may vote at the Annual Meeting: (i) in person, (ii) by mail via your proxy card, or (iii) on the Internet in accordance with the instructions on your proxy card. If a bank, broker or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the holder of record.
Voting by Proxy
The form of proxy solicited by the Board of Directors permits you to specify a choice between “for” and “withhold authority” with respect to each nominee for election as director, and a choice among “for”, “against”, and “abstain” with respect to each of the other matters to be acted upon at the Annual Meeting. Where specifications are not made, proxies will be voted (i) in favor of electing as directors of the Company the seven persons named in this Proxy Statement as nominees, to serve for the terms specified herein or until their respective successors are duly elected and qualified, (ii) in favor of ratification of the appointment of Dixon Hughes Goodman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011, and (iii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting.
Revocability of Proxies
Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. You may revoke a proxy at any time by submitting written notice of revocation to the Company’s Secretary before the proxy is exercised, by submitting a proxy having a later date, or by appearing at the Annual Meeting and voting in person. Unless so revoked, the shares of Common Stock represented by the valid proxies received pursuant to this solicitation, will be voted in accordance with the specifications given therein.
Quorum and Vote Necessary for Action
Quorum. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum.
Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when your broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. The proposal to elect directors is considered a non-routine matter under applicable stock exchange rules, and your broker is not entitled to vote your shares on this proposal without your instructions. The proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm is considered a routine matter under applicable stock exchange rules. Therefore, even if your broker does not receive voting instructions from you, the broker is entitled (but not required) to vote your shares on this proposal. Broker non-votes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and therefore will have no effect on the vote required.
Abstentions. If you abstain from voting on a particular matter, your vote will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against that matter.

Required Vote. Directors are elected by a plurality vote of shares present at the Annual Meeting. This means that with respect to Proposal 1 (the election of directors), the nominees receiving the largest number of affirmative votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At the Annual Meeting, the maximum number of directors to be elected is seven. You may vote “for” or “withhold authority” with respect to the election of directors. Only votes “for” or “ withhold authority” are counted in determining whether a plurality has been cast in favor of a director. Proposal 2 (ratification of the appointment of Dixon Hughes Goodman LLP) requires the affirmative vote of the majority of the votes cast with respect to this matter at the Annual Meeting.
Information about the Company and its Subsidiary
In August 2010, Park Sterling Bank (the “Bank”) conducted a public offering of common stock (the “Public Offering”) to facilitate a change in the Bank’s business plan from primarily organic growth at a moderate pace over the next few years to seeking to acquire regional and community banks in the Carolinas and Virginia. As part of this change in strategy, the Bank reduced the size of its board of directors from thirteen members to six members, maintaining two of the sitting directors and adding four new directors, and reconstituted the committees of the Bank’s board of directors. The Bank also reorganized its management team following the Public Offering.
The Company was organized in October 2010 for the sole purpose of serving as the parent bank holding company of the Bank in order to help facilitate the Bank’s new business strategy. Effective January 1, 2011, the Company acquired the Bank in a statutory share exchange (the “Reorganization”) previously approved by the Bank’s stockholders at a special meeting held on November 23, 2010. Pursuant to the Reorganization, each outstanding share of the Bank’s common stock was converted into and exchanged for a newly-issued share of the Company’s Common Stock, and the Bank became the Company’s wholly-owned subsidiary. The Company’s Board of Directors and committee charters and membership, as well as its management, are the same as those of the Bank.
As a result of the Reorganization, effective January 1, 2011, the Company became the “successor issuer” to the Bank for purposes of the rules and regulations of the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated, information provided in this Proxy Statement for the fiscal year ended December 31, 2010 represents information with respect to the Bank, references to the “Board” or the “Board of Directors” mean the Company’s Board of Directors, and references to “management” mean the management of the Company and the Bank, including their Chief Executive and Chief Financial Officers, following the Public Offering and, in the case of the Company, its formation.

BENEFICIAL OWNERSHIP OF COMMON STOCK
Principal Shareholders
The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 1, 2011 by those persons known to the Company to be the beneficial owners of more than five percent of the Common Stock, based solely on the most recent Schedule 13D and 13G reports filed with the SEC and the information contained in those filings. The nature of beneficial ownership of the shares included is presented in the notes following the table.

	Amount and Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership (1)	of Class
Wells Fargo and Company and affiliates (2)	2,809,953	9.82%
420 Montgomery Street San Francisco, CA 94104

Marsico Capital Management, LLC (3)	2,770,000	9.68%
1200 17th Street, Suite 1600 Denver, CO 80202

Roxbury Capital Management, LLC (4)	1,857,690	6.49%
6001 Shady Oak Road, Suite 200 Minnetonka, MN 55343

(1)
“Beneficial Ownership” for purposes of the table is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)
Wells Fargo and Company reported in its Schedule 13G filed with the SEC on February 11, 2011 (which Schedule 13G was filed jointly with its subsidiary Wells Capital Management Incorporated on behalf of Wells Fargo and Company and its affiliates Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, N.A.) as follows: (i) Wells Fargo and Company had sole power to vote 2,248,953 shares and sole power to dispose over 2,801,153 shares, and (ii) Wells Fargo Capital Management Incorporated had sole power to vote 895,535 shares and sole power to dispose over 2,797,903 shares. The address for Wells Capital Management Incorporated is 525 Market St., 10th Floor, San Francisco, CA 94105.

(3)	Marsico Capital Management, LLC reported in its Schedule 13G filed with the SEC on February 11, 2011 that it had sole power to vote 2,706,390 shares and sole power to dispose over 2,770,000 shares.

(4)	Roxbury Capital Management, LLC reported in its Schedule 13G filed with the SEC on February 14, 2011 that it had sole power to vote and sole power to dispose over 1,857,690 shares.

Directors and Executive Officers
The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 1, 2011 by all current directors and all nominees for director of the Company and the executive officers named in the Summary Compensation Table for 2010 included later in this Proxy Statement, and of such directors and all executive officers of the Company as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power over the shares included in the table.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership		of Class
Walter C. Ayers	17,710	(1)	*

Leslie M. (Bud) Baker, Jr.	325,019	(2)	1.14%

Larry W. Carroll	397,735	(3)	1.39%

James C. Cherry	222,957	(4)	*

Jean E. Davis	13,860	(5)	*

Nancy J. Foster	97,020	(6)	*

David L. Gaines	169,337	(7)	*

Thomas B. Henson	162,588	(8)	*

Jeffrey Kane	16,168	(9)	*

Bryan F. Kennedy, III	218,608	(10)	*

All directors and executive officers as a group (10 persons)	1,641,002	(11)	5.73%

*	Less than 1%

(1)	Includes 13,860 shares of restricted stock, as to which Mr. Ayers has sole voting power but no investment power prior to vesting.

(2)
Includes (i) 153,847 shares held in a family trust, as to which Mr. Baker has sole voting and investment power, and (ii) 17,325 shares of restricted stock, as to which he has sole voting power but no investment power prior to vesting.

(3)
Includes (i) 20,150 shares held by Carroll Financial Associates, as to which Mr. Carroll has sole voting and investment power, (ii) 19,250 shares held by the Carroll Financial Associates Profit Sharing Plan, as to which he has shared voting and investment power, (iii) 37,125 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which he would have sole voting and investment power upon acquisition; and (iv) 13,860 shares of restricted stock, as to which he has sole voting power but no investment power prior to vesting.

(4)	Includes 155,925 shares of restricted stock, as to which Mr. Cherry has sole voting power but no investment power prior to vesting.

(5)	Represents 13,860 shares of restricted stock, as to which Ms. Davis has sole voting power but no investment power prior to vesting.

(6)	Represents 97,020 shares of restricted stock, as to which Ms. Foster has sole voting power but no investment power prior to vesting.

(7)	Includes 117,810 shares of restricted stock, as to which Mr. Gaines has sole voting power but no investment power prior to vesting.

(8)
Includes (i) 58,298 shares held in trust, as to which Mr. Henson has sole voting and investment power, (ii) 1,910 shares held by his children, as to which they have sole voting and investment power and which he is deemed to beneficially own, (iii) 24,750 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which he would have sole voting and investment power upon acquisition, and (iv) 13,860 shares of restricted stock, as to he has sole voting power but no investment power prior to vesting.

(9)
Includes (i) 2,308 shares held jointly with Mr. Kane’s spouse, as to which he has shared voting and investment power, and (ii)13,860 shares of restricted stock, as to which Mr. Kane has sole voting power but no investment power prior to vesting.

(10)
Includes (i) 2,750 shares held by Mr. Kennedy’s spouse, as to which she has sole voting and investment power and he is deemed the beneficial owner, (ii) 92,812 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which he would have sole voting and investment power upon acquisition, and (iii) 97,020 shares of restricted stock, as to which he has sole voting power but no investment power prior to vesting.

(11)
Includes (i) 908,005 shares owned of record and beneficially by such persons as to which they have sole voting and investment power; (ii) 19,250 shares owned beneficially by such persons, as to which they have shared voting and investment power; (iii) 4,660 shares owned beneficially by such persons, as to which they have no voting and investment power; (iv) 154,687 shares that may be acquired upon the exercise of stock options that are currently exercisable, as to which such persons would have sole voting and investment power upon acquisition; and (v) 554,400 shares of restricted stock, as to which such persons have sole voting power but no investment power prior to vesting.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Articles of Incorporation and Bylaws provide that the Board of Directors will consist of at least six but not more than sixteen members. The exact number of directors is determined from time to time by the vote of a majority of directors. The directors are divided into three classes having staggered three-year terms. Each class of directors is as nearly equal in number as possible.
The number of directors currently is fixed at seven, with three members serving in Class I, two members serving in Class II, and two members serving in Class III. Two of the current members of the Board of Directors — Larry W. Carroll and Thomas B. Henson — previously were elected by the Bank’s stockholders and served as directors of the Bank prior to its Public Offering. Four of the current members of the Board of Directors — Walter C. Ayers, Leslie M. (Bud) Baker, Jr., James C. Cherry and Jeffrey S. Kane — were identified and recommended as directors at the time of the Bank’s Public Offering by proposed management of the Bank (including the Chief Executive Officer and the Chief Financial Officer) and were added as Bank directors by vote of the Bank’s board of directors. These six directors were elected as directors of the Company in connection with its formation as the parent holding company for the Bank. In March 2011, the Board of Directors of the Company increased the number of directors to seven and Jean E. Davis was added as a director by vote of the Board of Directors. Ms. Davis initially was identified and recommended as a possible director by proposed management (including the Chief Executive Officer and the Chief Financial Officer) in connection with the Bank’s Public Offering. In March 2011, she was considered and recommended as director by the Nominating and Governance Committee. Each director also currently serves as a director of the Bank.
The Board of Directors has nominated the following persons to be elected as directors at the Annual Meeting for terms expiring at the Annual Meeting of Shareholders in the year indicated:

Nominee	Term Expiring
Walter C. Ayers	2014
Jean E. Davis	2014
Jeffrey S. Kane	2014
Leslie M. (Bud) Baker, Jr.	2013
Larry W. Carroll	2013
James C. Cherry	2012
Thomas B. Henson	2012
Each of the nominees is currently a member of the Board of Directors.
It is intended that the persons named as proxies in the accompanying form of proxy will vote to elect as a director each of the nominees, each to serve until the 2012, 2013 or 2014 Annual Meeting of Shareholders, as applicable, or until such nominee’s earlier resignation or retirement or until a successor is elected and qualifies to serve. Although the Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form of proxy will be voted for the election of a substitute nominee selected by the persons named in the form of proxy.
Proxies may not be voted for a number of persons greater than the number of nominees.

The Board of Directors recommends a vote FOR each of WALTER C. AYERS, JEAN E. DAVIS, JEFFREY S. KANE, LESLIE M. (BUD) BAKER, JR., LARRY W. CARROLL, JAMES C. CHERRY, and THOMAS B. HENSON for election as directors of the Company.
The names, ages and principal occupations (which have continued for at least the past five years unless otherwise indicated) and certain other information, including the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company, with respect to each of the nominees are set forth below.
Nominees For Terms Expiring in 2014
Walter C. Ayers, Jr., age 69, is the retired President and Chief Executive Officer of the Virginia Banks Association. He served in this position for 24 years until his retirement at the end of 2006. During his banking career, Mr. Ayers served in numerous leadership roles including as director of the American Bankers Professional Fidelity and Insurance Company and the America Bankers Insurance Association. He also was a member of the American Bankers Association’s Communications Counsel, Government Relations Council, Deposit Insurance Reform Task Force, and the State Association Division Executive Committee, including chairing the Division, and previously served as a director of Bay Banks, Inc. Mr. Ayers brings extensive knowledge of community and regional banking, particularly in the Commonwealth of Virginia, including strategic, financial and regulatory considerations, to the Board of Directors. His knowledge of and relationships with banks in Virginia are expected to support the Bank’s growth ambitions in that market. He also brings national experience with banking-related industry associations and government relations. In addition, as a former director of Bay Banks, Inc., Mr. Ayers brings community bank and public company board experience. He has been a director of the Company since its formation and a director of the Bank since its Public Offering.
JEAN E. DAVIS, age 55, retired as the head of Operations, Technology and e-Commerce of Wachovia Corporation in 2006, a position that she held since 2001. She previously served as the head of Operations and Technology, Human Resources, head of Retail banking, and in several office executive, regional executive and corporate banking roles for Wachovia. She is currently a member of the University of North Carolina at Greensboro Board of Trustees, the YMCA of Greater Charlotte Metropolitan Board of Directors, the Charlotte Latin School Board of Trustees and the United Family Services Board. Ms. Davis previously served as a member of the Financial Services Roundtable, the advisory board of the Bryan School of Business and Economics at University of North Carolina at Greensboro, and as a member of the Board of Visitors of the University of North Carolina at Chapel Hill. Ms. Davis brings extensive knowledge of bank operations and technology, as well as human resources, to the Board of Directors, both of which are important to the Company’s long-term success. In addition, she brings a strong background in retail banking, merger due diligence and merger integration experience, each of which is valuable to the Company’s acquisition strategy. She has been a director of the Company and the Bank since March 2011.
Jeffrey S. Kane, age 57, is the retired Senior Vice President in charge of the Charlotte Office of the Federal Reserve Bank of Richmond. Mr. Kane joined the Federal Reserve Bank of Richmond in 1977 and retired in 2009. In addition to being responsible for activities at the Charlotte Branch, he had overall responsibility for Fifth District Cash Operations, Reserve Accounts and Loans functions. During his career at the Federal Reserve, Mr. Kane was also responsible for Banking Supervision and Regulation for the Fifth District. He began his banking career as a lending officer at the Bank of Virginia. Mr. Kane brings extensive experience in bank regulatory matters to the Board of Directors. This includes significant knowledge of supervisory matters, soundness considerations, regulatory compliance, application approval and central bank operations. Mr. Kane also brings strong knowledge of commercial and retail banking markets in the Carolinas and Virginia, from a regulatory perspective, to the Board of Directors. His past involvement with education initiatives for bank directors is also valuable to our Board. Mr. Kane has been a director of the Company since its formation and a director of the Bank since its Public Offering.
Nominees with Terms Expiring in 2013
Leslie M. (Bud) Baker, Jr., age 68, is the Chairman of the Board of the Company and the Bank and is the retired Chairman of the Board of Wachovia Corporation. Mr. Baker served as Chairman, President and Chief Executive Officer of Wachovia Corporation from 1998 to 2001 and as Chief Executive Officer from 1994 to 1998. During his career at Wachovia he also served as Chief Operating Officer, President of the North Carolina bank, Chief Credit Officer, and Manager of the international division. Mr. Baker currently is a founder of the National Museum of the Marine Corps and a member of the board of trustees of the Marine Corp Heritage Foundation, as well as a director of Marsh & McLennan Companies, Inc. Past board affiliations include the Federal Advisory Council of the Federal Reserve, International Monetary Conference, Financial Services Roundtable, American Bankers Association, American Red Cross, Carolina Power & Light, Wake Forest University, the North Carolina Zoological Society, the Knight Foundation, Novant Health, Acuity Brands, National Humanities Center, Old Salem, Inc., the North Carolina Arboretum and the Hunt Institute of Education. As the former chief executive officer of a successful regional and super-regional bank, Mr. Baker brings exceptional knowledge of all aspects of managing and overseeing our Company to the Board of Directors. His experience with retail banking, commercial banking, product management, financial management, risk management, mergers and acquisitions, capital raising, and regulatory and government relations are valuable to the Board. In addition, Mr. Baker brings a keen interest in both economic analysis and corporate governance to the Board, as well as experience as a public company director. Mr. Baker has been a director of the Company since its formation and a director of the Bank since its Public Offering.
Larry W. Carroll, age 58, has been the President of Carroll Financial Associates, Inc., a financial planning company, since 1980. He currently serves on the Board of Directors of Carroll Financial Associates, Inc., the Board of Trustees of Wingate University, and the Board of Directors of the Cultural and Heritage Foundation. Prior to the Bank’s Public Offering, Mr. Carroll also served as Chairman of the Board of Directors of the Bank. He began his career as a public accountant with KPMG LLC (USA). Mr. Carroll brings expertise in the financial services industry and capital markets to the Board of Directors, including a deep understanding of the wealth management business. His experience as a public accountant is important to our Audit Committee and Board of Directors, and his successful entrepreneurial experience is supportive of the Company’s organic growth strategy. In addition, his deep knowledge of and connections to community banking in the Carolinas is important to the Company’s acquisition strategy. He has been a director of the Company since its formation and a director of Bank, which he helped to organize, since 2006.
Nominees for Terms Expiring in 2012
James C. Cherry, age 60, is the Chief Executive Officer of the Company and the Bank. He has served as Chief Executive Officer of the Company since its formation and of the Bank since its Public Offering. He retired as the Chief Executive Officer for the Mid-Atlantic Banking sector of Wachovia Bank, N.A. in June 2006. Prior to the merger of Wachovia Corporation with First Union Corporation in 2001, Mr. Cherry served as Regional Executive/President of Virginia Banking, Head of Trust and Investment Management, and in various positions in North Carolina banking including Regional Executive, Area Executive, City Executive, Corporation Banking and Loan Administration Manager, and Retail Banking Branch Manager for Wachovia. Mr. Cherry was formerly Chairman of the Virginia Bankers Association. He is currently a trustee of the Virginia Museum of Fine Arts and a director of

Sigma Nu Educational Foundation, Inc. Mr. Cherry’s extensive experience in commercial and retail banking operations, credit administration, product management and merger integration at Wachovia Bank, N.A., which was focused in the Carolinas and Virginia, provides the Board of Directors with significant expertise important to the oversight of the Company and expansion into its target markets. He has been a director of the Company since its formation and a director of the Bank since its Public Offering.
Thomas B. henson, age 56, is the co-founder and has been President and Chief Executive Officer of Henson-Tomlin Interests, LLC, a private investment firm, since 1999, as well as the co-founder and Senior Managing Partner of Southeastern Private Investment Fund, a private investment firm, since 1999. Prior to forming the private investment firms, Mr. Henson was an attorney with Robinson Bradshaw & Hinson, P.A., specializing in mergers and acquisitions. Mr. Henson brings valuable experience negotiating and closing mergers and acquisitions, which is an important component of the Company’s growth strategy, to the Board of Directors, as well as securities law knowledge and a legal background and interest in corporate governance, which are valuable to the Board of Directors in governing a newly public company. Mr. Henson also brings a background of successful entrepreneurial experience which is supportive of the Company’s organic growth strategy. He has been a director of the Company since its formation and a director of the Bank, which he helped to organize, since 2006.
No nominee for director has a family relationship as close as first cousin with any other executive officer or nominee for director.
Compensation of Directors
Under the Company’s current policy, the Chairman of the Board is paid an annual $45,000 fee, payable monthly, for service as Chairman of the Company, and each non-employee director is paid an annual $20,000 fee, payable monthly, for service as a director of the Company. In addition, each of the Chairman and each non-employee director is paid a $500 fee for attending meetings of the full Board of Directors, whether in person or by telephone. The Company currently does not pay fees to directors for chairing committees or attending meetings of any committees of the Board of Directors.
Prior to its Public Offering, in 2010 the Bank instituted a policy under which each non-employee director was paid a $25,000 fee for service as a director of the Bank. Subsequent to the Public Offering, the Bank implemented the policy described above. The Bank did not pay fees to directors for chairing committees or attending meetings of any committees of its board of directors.
Directors also are eligible for awards under the Park Sterling Corporation 2010 Long-Term Incentive Plan (the “LTIP”), pursuant to which nonstatutory stock options, stock appreciation rights and other stock-based awards (including, without limitation, restricted stock awards) can be awarded to directors from time to time, in the discretion of the Board of Directors and the Nominating and Governance Committee. During the fiscal year ended December 31, 2010, the Bank maintained two substantially similar director stock option plans pursuant to which stock options could be granted to directors of the Bank from time to time, in the discretion of the Board of Directors or a duly designated committee (the “Director Plans”). Pursuant to the Director Plans, following the Bank’s Public Offering, the Bank granted options to purchase 32,340 shares (40,425 shares with respect to the Chairman) to each of the non-employee directors of the Bank. These stock options have an exercise price of $6.50 per share and vest annually over a three-year time period, effective with the first, second and third anniversary dates of the Public Offering.

The table below summarizes the total compensation paid to or earned by directors of the Bank, as predecessor issuer of the Company, during the fiscal year ended December 31, 2010.

Director Compensation (1)
	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred	All
	Paid in	Stock	Option	Incentive Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($) (2)	($)	($)	($)	($)
Walter C. Ayers	$10,334	—	$84,698	—	—	—	$95,032
Leslie M. (Bud) Baker, Jr.	21,250	—	105,873	—	—	—	127,123
Larry W. Carroll	35,834	—	84,698	—	—	—	95,532
Thomas B. Henson	35,834	—	84,698	—	—	—	95,532
Jeffrey S. Kane	10,834	—	84,698	—	—	—	95,532
Each Retired Non-Employee Director(3)	25,000	—	—	—	—	—	25,000

(1)
James C. Cherry, the Company’s Chief Executive Officer, is not included in this table because he is an employee of the Company and the Bank and thus receives no compensation for his service as a director. The compensation received by Mr. Cherry as an employee of the Company and the Bank is shown in the Summary Compensation Table provided later in this Proxy Statement.

(2)
Amounts required to be reflected in this table are the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, related to options granted during the fiscal year ended December 31, 2010. The assumptions used in the calculation of these amounts, if any, are included in Note N, “Employee and Director Benefit Plans” in the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Upon the effectiveness of the Reorganization, the Company assumed all outstanding awards previously granted under the Director Plans and the Company’s Common Stock has been substituted as the stock issuable upon the exercise of options under each Director Plan.

Outstanding Stock Option Awards at Fiscal Year-End
Number of Shares Subject
Name	to Stock Options
Walter C. Ayers	32,340
Leslie M. (Bud) Baker, Jr.	40,425
Larry W. Carroll	69,465
Thomas B. Henson	57,090
Jeffrey S. Kane	32,340
Vinton E. Fountain (Retired Non-Employee Director) (3)	13,750
Each Other Retired Non-Employee Director (3)	24,750

(3)
Each of David M. Bishop, Michael D. Evans, Vinton E. Fountain, III, E. Hooper Hardison, Jr., Averill C. Harkey, Anne S. Leggett, Joseph J.C. Mark, Bailey W. Patrick, Shawn P. Quillin, M.D., J. Carlton Showalter, Jr., and William B. Webb, Jr. retired from the Bank’s Board of Directors immediately following the Bank’s Public Offering. During 2010, each such director received a $25,000 annual director fee pursuant to the Bank’s policy prior to the Public Offering, for a total of

$275,000. In addition, in connection with their retirement, vesting of director options previously awarded in December 2007 was accelerated from December 2010 to August 2010 at the original exercise price of $13.23 per share.
Board Meetings; Attendance
The board of directors of the Bank held fourteen meetings during 2010, five of which occurred following the Bank’s Public Offering and were held by the reconstituted Board. Each director attended at least 75% of the aggregate number of meetings of the board of directors of the Bank and all committees of the board of directors on which he or she served during 2010, with the exception of Mr. Ayers. Mr. Ayers missed one meeting of the board of directors and two meetings of the Audit Committee when he was out of the country, which resulted in him having an aggregate 70% attendance record.
Committees of the Board of Directors
The Board of Directors has a standing Audit Committee, Compensation and Development Committee, Nominating and Governance Committee, Loan and Risk Committee and Executive Committee, each of which operates under a charter that is included on the Company’s website at www.parksterlingbank.com. Membership of the committees is as follows:

Committee	Members
Audit Committee	Walter C. Ayers Larry W. Carroll (Chair) Jean E. Davis (1) Jeffrey S. Kane
Compensation and Development Committee	Leslie M. (Bud) Baker Jr. Larry W. Carroll Thomas B. Henson (Chair)
Nominating and Governance Committee	Walter C. Ayers (Chair) Leslie M. (Bud) Baker, Jr. Thomas B. Henson
Loan and Risk Committee	Leslie M. (Bud) Baker, Jr. Larry W. Carroll James C. Cherry Jean E. Davis (1) Jeffrey S. Kane (Chair)
Executive Committee	Walter C. Ayers Leslie M. (Bud) Baker, Jr. (Chair) Larry W. Carroll James C. Cherry Thomas B. Henson Jeffrey S. Kane

(1)	Ms. Davis was added by the Board of Directors to such committee effective March 30, 2011.
The following is a brief description of each committee of the Board of Directors.
Audit Committee: The Audit Committee discharges the Board of Directors’ responsibility relating to the oversight of (i) the integrity of the financial statements and internal controls of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the

Company’s independent auditors and internal audit function, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee, among other things, is responsible for the appointment, compensation and oversight of the independent auditors and review of the Company’s financial statements, audit reports, internal controls and internal audit procedures.
The Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act. Each member of the Audit Committee has been determined to be an independent director, in accordance with the independence standards of the SEC and NASDAQ applicable to audit committees. The Audit Committee of the Bank met seven times during 2010, with five of these meetings occurring after the Bank’s Public Offering and held by the reconstituted Audit Committee.
Compensation and Development Committee: The Compensation and Development Committee (the “Compensation Committee”) is appointed by the Board of Directors to (i) review and approve the Company’s compensation and benefit programs, (ii) ensure the competitiveness of those programs, (iii) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s Chief Executive Officer and other officers, as appropriate, and (iv) advise the Board on the development of and succession for key executives.
Among other things, the Compensation Committee approves the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer in light of these goals and objectives, determines the Chief Executive Officer’s compensation based on this evaluation, and recommends to the independent members of the Board of Directors for their ratification, the salary, bonus and long-term incentive awards for the Chief Executive Officer. The Compensation Committee also approves goals and objectives, performs evaluations, determines the compensation of, and recommends to the Board of Directors for its ratification, the salaries, bonuses and long-term incentive awards for other executive officers. In addition, the Compensation Committee periodically evaluates the performance of and reviews the succession plan for key executives and makes recommendations to the Board of Directors. The Compensation Committee also recommends to the Board of Directors equity-based or other long-term incentive plans for employees, approves awards under such plans for the Chief Executive Officer and other executive officers, and approves award totals under bonus pools. The Compensation Committee also is responsible for reviewing the Company’s compensation practices and the relationship among risk, risk management and compensation in light of the Company’s objectives. The Chief Executive Officer works closely with the Compensation Committee to evaluate and recommend compensation for the other executive officers. In addition, the Chief Executive Officer and the Chief Financial Officer evaluate and recommend compensation for other key employees. These recommendations are presented to the Compensation Committee for its consideration.
The Compensation Committee may delegate to the Director of Human Resources or other appropriate officer to administer, amend and interpret the Company’s compensation and benefits programs. Each member of the Compensation Committee has been determined to be an independent director, in accordance with the independence standards of NASDAQ. The Compensation Committee of the Bank met three times during 2010, all of which meetings occurred after the Bank’s Public Offering.
Nominating and Governance Committee: The Nominating and Governance Committee reviews and recommends to the Board of Directors the appropriate size, functions and needs of the Board of Directors and identifies and reviews the qualifications of proposed director nominees and recommends such nominees to the Board of Directors. In addition, the Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding Board compensation, periodically reviews the duties and composition of the committees of the Board and oversees the annual evaluation of the Board of Directors and its committees. The Nominating and Governance Committee also periodically reviews the functions of senior officers and reviews shareholder proposals and proposed responses. The Nominating and Governance Committee will consider director nominations from shareholders. A more detailed discussion regarding the process for nominating potential director candidates is included later in this Proxy Statement under the heading “Corporate Governance Matters — Process for Nominating Potential Director Candidates.”
Each member of the Nominating and Governance Committee has been determined to be an independent director, in accordance with the independence standards of NASDAQ. The Nominating and Governance Committee of the Bank did not meet during 2010.
Loan and Risk Committee: The Loan and Risk Committee provides oversight of management’s responsibilities to assess and manage the Company’s risks, including but not limited to risks related to the credit and lending activities of the Company and the Bank and asset and liability management. The Loan and Risk Committee of the Bank met fourteen times during 2010, with five of these meetings occurring after the Bank’s Public Offering and held by the reconstituted Loan and Risk Committee.
Executive Committee: The Executive Committee exercises all of the powers and authority of the Board of Directors in the management of the affairs of the Company in the interim between meetings of the Board of Directors. The Executive Committee is established with the expectation that it will not take material actions absent special circumstances. The Executive Committee of the Bank met seven times during 2010, all of which meetings took place prior to the Bank’s Public Offering and were held by the former Executive Committee of the Bank.
CORPORATE GOVERNANCE MATTERS
Director Independence
The Board of Directors determines which of our directors is independent. For a director to be considered independent under NASDAQ listing standards, the Board of Directors must affirmatively determine that the director meets the criteria for independence set forth from time to time in the NASDAQ listing standards.
The Board of Directors has evaluated the relationships between each current director (and his immediate family members and related interests) and the Company or the Bank and has determined each of the following directors is independent under the applicable NASDAQ listing standards: Leslie M. (Bud) Baker, Jr. (Chairman of the Board), Walter C. Ayers, Jean E. Davis, Larry W. Carroll, Thomas B. Henson and Jeffrey S. Kane. The Board has determined that James C. Cherry, Chief Executive Officer of the Company and the Bank, is not independent because he is an executive officer of the Company. During its deliberations, the Board of Directors also considered the following de minimis relationships with directors deemed independent under the NASDAQ standards: (i) Larry W. Carroll is the President of Carroll Financial Associates, Inc., which administered the Company’s 401(k) plan during 2010, and (ii) Leslie M. (Bud) Baker, Jr. is a director of Marsh & McLennan Companies, Inc., which serves as broker in connection with the Company’s procurement of D&O liability policies.
Prior to the Bank’s Public Offering, the Bank’s board of directors at that time evaluated the relationships between the Bank and its existing directors and determined that the following directors, each of whom retired immediately following the Public Offering, was independent under the applicable NASDAQ listing standards: David M. Bishop, Michael D. Evans, Vinton E. Williams, III, E. Hooper Hardison, Jr., Averill C. Harkey, Anne S. Leggett, Joseph J.C. Mark, Bailey W. Patrick, Shawn P. Quillin, J. Carlton Showalter, Jr. and William B. Webb, Jr. At that time, the Bank’s board of directors determined that Frank W. Ix and Bryan F. Kennedy, III, each of whom also retired as director immediately following the Public Offering, were not independent, as prior to the Public Offering Mr. Ix served as Executive Vice President and Chief Credit Officer of the Bank, and Bryan F. Kennedy, III, served as President and Chief Executive Officer of the Bank.
Audit Committee Financial Expert
The Board of Directors has determined that one member of the Audit Committee, Larry W. Carroll, qualifies as an “audit committee financial expert.” Mr. Carroll is “independent” as that term is defined in the NASDAQ listing standards and the SEC rules.
Executive Sessions of Independent Directors
Independent directors meet at regularly scheduled executive sessions, generally at the end of each regularly scheduled meeting of the Board of Directors, without the directors who are not independent. The independent Chairman of the Board of Directors presides over meetings of the non-management or independent directors.
Code of Ethics
The Company has adopted a written Code of Ethics For Senior Financial Officers (the “Senior Code of Ethics”) that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Treasurer and Controller. The Company has also adopted a Code of Ethics (the “Code of Ethics”) that applies to all employees, officers and directors of the Company as well as any subsidiary company officers that are executive officers of the Company. The Senior Code of Ethics and Code of Ethics are available on the Company’s website at www.parksterlingbank.com and print copies are available to any shareholder that requests a copy. Any amendments to the Senior Code of Ethics or Code of Ethics, or waivers of these policies, to the extent applicable to the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer or the controller, will be disclosed on the Company’s website promptly following the date of such amendment or waiver, as applicable. Information on the Company’s website does not form a part of this Proxy Statement.
Shareholder and Interested Party Communications with Directors
Shareholders and other interested parties may communicate directly with the entire Board of Directors, any committee of the Board of Directors, the Chair of any committee, any individual director, the independent or non-management directors, as a group, or any other group of directors by writing to: Park Sterling Corporation, 1043 East Morehead Street, Suite 201, North Carolina 28204, Attention: Secretary. Each such communication should specify the applicable addressee(s). The Company’s Board of Directors has instructed the Secretary to forward these communications to the addressee, and if no specific addressee is listed, to the Chairman of the Board of Directors.
Director Attendance at Annual Meeting
The Company believes that the Annual Meeting is an opportunity for shareholders to communicate directly with the Company’s directors. Consequently, each director is encouraged to attend the Annual Meeting of Shareholders. All of the persons who were members of the Bank’s board of directors at the time of the Bank’s 2010 Annual Meeting of Shareholders attended such meeting.

Process for Nominating Potential Director Candidates
The Nominating and Governance Committee is responsible for identifying and screening potential director candidates and recommending qualified candidates to the full Board of Directors for nomination. Director nominees are recommended to the Board of Directors from time to time, but at least annually, by the Nominating and Governance Committee for election by the shareholders. Nominees for director are selected on the basis of outstanding achievement in their personal careers, wisdom, broad experience, integrity, ability to make independent analytical inquiries, understanding of the business environment, forthrightness and willingness to devote adequate time to Board of Directors’ duties. Knowledge of the financial services industry, and banking in particular, is also considered. Nominees must also possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.
The Nominating and Governance Committee reviews the background and qualifications of each nominee to determine such nominee’s experience, competence and character and assesses such nominee’s potential contribution to the Board of Directors, taking into account the then-existing composition of the Board of Directors and such other factors as the Nominating and Governance Committee deems appropriate. The Board of Directors believes that the business experience of its directors has been, and continues to be, critical to our success.
While the Company does not have a formal diversity policy with respect to the Board of Directors, the Board of Directors is committed to diversified membership and believes its membership should broadly reflect the communities served by the Company and the Bank as well as the strategic priorities of the Company, which include diversity of gender, race, ethnicity and experience. The Nominating and Governance Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board of Directors reflects those efforts. Going forward, the Nominating Committee will periodically review the composition of the Board of Directors to insure it continues to meet the diversity goals, especially in line with the Company’s growth strategy into its target markets and subsequent accomplishments. The Nominating and Governance Committee uses its network of contacts when compiling a list of potential director candidates and may in the future engage outside consultants, such as professional search firms.
Nominees recommended by shareholders will be analyzed by the Nominating and Governance Committee in the same manner as nominees that are otherwise considered by such committee. Any recommendation submitted by a shareholder to the Nominating and Governance Committee must comply in all respects with Article III, Section 7, of the Company’s Bylaws, which generally requires that such recommendation be in writing and include the shareholder’s name and address; number of shares of each class of capital stock beneficially owned or owned of record by the shareholder; any information relating to the potential candidate that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (which includes name, biographical information, and any material interest, direct or indirect, that the shareholder may have in the election of the potential candidate to the Board of Directors); and such nominee’s written consent to being named as a nominee and to serving as a director if elected. Article III, Section 7 of the Company’s Bylaws also requires that any such shareholder recommendation be received by the Company in accordance with the time frame described under the caption “Shareholder Proposals.” A copy of the Company’s Bylaws is available upon request to: Park Sterling Corporation, 1043 East Morehead Street, Suite 201, North Carolina 28204, Attention: Secretary.
Pursuant to its Charter, the Nominating and Governance Committee (i) periodically reviews the Company’s corporate governance matters, including criteria for the selection of Board of Directors members to ensure that the criteria, including diversity, are being addressed appropriately and (ii) conducts an annual assessment of its performance and of the Charter and recommends changes to the Board of Directors when necessary.
All nominees for election to the Board of Directors have been recommended by the Nominating and Governance Committee. All such nominees are current directors standing for re-election.
Board Leadership Structure
The Board of Directors is committed to strong, independent leadership and believes that objective oversight of management performance is a critical aspect of effective corporate governance. All but one of the members of the Board of Directors are independent directors. In addition, our key committees of the Board of Directors — Audit, Compensation, and Nominating and Governance — are comprised solely of, and chaired by, independent directors.
Currently, the positions of Chairman of the Board and Chief Executive Officer of the Company are held by separate individuals, with James C. Cherry serving as Chief Executive Officer and Leslie M. (Bud) Baker, Jr. serving as independent Chairman of the Board. The Board of Directors believes that at the current time this structure is appropriate for the Company, as it allows Mr. Cherry to focus on the Company’s strategy, business and operations, while enabling Mr. Baker to assist with Board-level matters and serve as a liaison between the Board of Directors and the Company’s management. The Board of Directors regularly deliberates and discusses its appropriate leadership structure and the role and responsibilities of the Chairman of the Board based upon the needs of the Company from time to time to provide effective, independent oversight of management.
Role in Risk Oversight
As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. On an ongoing basis, the Board of Directors identifies areas of risk that particularly affect the Company and assigns senior members of management to report to the Board of Directors on those areas of risk at regularly scheduled meetings of the Board of Directors. The areas of risk identified by the Board of Directors change from time to time based on business conditions and competitive considerations. The Board of Directors has also delegated certain risk management functions to its committees.
One of the primary roles and responsibilities of the Audit Committee is to assist the Board of Directors with the oversight of: (1) the integrity of the financial statements and internal controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the outside auditor’s independence and qualifications, and (4) the performance of the Company’s internal audit function and outside auditors. Under the Audit Committee Charter, the Audit Committee, among other responsibilities and duties:
•
Reviews with the outside auditor and management, as appropriate, significant accounting, income tax, financial reporting policies, issues and judgments made in connection with the preparation or audit of the Company’s financial statements;

•
Reviews with the outside auditor and management, major issues identified by management or the outside auditor regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;

•
Consults with the outside auditor and management concerning the Company’s internal controls, including any significant deficiencies and significant changes in internal controls and, when applicable, reviews management’s and the outside auditor’s reports on internal control over financial reporting; and

•	Reviews and approves the proposed annual internal audit plan, as well as the risk assessment used to establish the annual audit plan.
Additionally, the Loan and Risk Committee of the Board of Directors provides oversight of management’s responsibilities to assess and manage the Company’s risks, including, but not limited to risks related to the credit and lending activities of the Company and the Bank and asset-liability management. This includes the Company’s credit, market, funding and liquidity, interest rate, operational, compliance, reputational, legal, and fiduciary risks. The full Board of Directors is invited to meetings of the Loan and Risk Committee. The Loan and Risk Committee, among other responsibilities and duties:
•	Reviews and approves the policies and procedures which govern the Company’s risk-taking activities and exposures;
•	Reviews and approves performance benchmarks, both internal or external, for the Company’s risk-taking activities and exposures, including establishing risk tolerances;
•	Reviews senior management’s performance against these policies and benchmarks, and provides strategic guidance on achieving risk objectives;
•	Reviews reports on the Company’s risk-taking activities and exposures, as well as on selected risk topics as either the Loan and Risk Committee or senior management deem appropriate from time to time;
•	Reviews reports of significant issues prepared by internal risk oversight functional groups; and
•	Establishes senior management committees to assist the Loan and Risk Committee in carrying out its duties and responsibilities.
EXECUTIVE COMPENSATION
Elements of Compensation
The Company’s compensation program is designed to provide directors and executive officers with responsible remuneration, which appropriately rewards their efforts and contributions to the Company while ensuring effective risk management and accountability to shareholders. Basic elements of compensation for our executive officers include the following:
•
Base salary — Base salary is established based on the skills and experience brought by the individual to the Company. Base salary takes into consideration the individual’s historical and anticipated contribution toward the Company’s stated goals and objectives, as well as market conditions and internal equity. Base salary levels are reviewed annually and are compared to established base salary ranges for specific positions and to market data, including periodic market surveys, and also may include from time to time discussions with outside consultants and related professionals. The Company considers competitive base salary levels to be critical to attracting and retaining qualified executives.
•
Short-term incentive — Cash bonuses generally are considered for award on a discretionary basis each year upon the achievement of specified performance targets, including both financial and strategic objectives for the Company. Given the earnings performance of the Company and other strategic considerations, no short-term cash incentives were paid to any of our executive officers in 2010. Payments shown under the “Bonus” column of the “Summary Compensation Table” to James C. Cherry and David L. Gaines were made pursuant to their respective employment agreements, described below, and primarily are attributable to expense reimbursement for activities supporting the Bank’s Public Offering prior to their employment by the Bank. Payments in the “Summary Compensation Table” to Nancy J. Foster represent the amount paid to her upon her employment with the Company, as provided in her employment agreement, described below.

•
Long-term incentive plan — The Company maintains the LTIP pursuant to which the Company may make grants of incentive stock options to employees and nonstatutory stock options, stock appreciation rights, other stock-based awards (including, without limitation, restricted stock awards) and cash performance awards to officers, employees, directors, consultants and other service providers. Prior to the Reorganization, the Bank maintained the Park Sterling Bank 2006 Employee Stock Option Plan and the Park Sterling Bank 2010 Employee Stock Option Plan (the “2010 Employee Plan”). These plans are designed to promote the long-term growth and financial success of the Company and the Bank.

The following table sets forth a summary of all compensation awarded or paid to or earned by our “named executive officers” (as determined in accordance with Item 402 of Regulation S-K) for services rendered in all capacities to the Bank during the fiscal years ended December 31, 2010 and 2009.
Summary Compensation Table

Summary Compensation Table
							Non-Qualified
						Non-Equity	Deferred
Name				Stock	Option	Incentive Plan	Compensation	All Other
and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($) (1)	($)	($)	($) (2)	($)
James C. Cherry
Chief Executive Officer of	2010	148,718	75,000	—	952,858	—	—	18,999	1,195,575
the Company and the Bank (3)	2009	—	—	—	—	—	—	—	—
Bryan F. Kennedy III
President of the Company	2010	282,725	—	—	592,889	—	—	96,489	972,103
and the Bank (4)	2009	240,000	40,000	—	—	—	—	45,315	325,315
David L. Gaines
Chief Financial Officer of	2010	124,551	50,000	—	719,937	—	—	638	895,126
the Company and the Bank (5)	2009	—	—	—	—	—	—	—	—
Nancy J. Foster
Chief Risk Officer of the	2010	37,500	50,000	—	599,228	—	—	68	686,796
Company and the Bank (6)	2009	—	—	—	—	—	—	—	—

(1)
Amounts reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, related to options granted during the fiscal year ended December 31, 2010. The assumptions used in the calculation of these amounts are included in Note N, “Employee and Director Benefit Plans,” in the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)	The following table lists all amounts included in the “All other compensation” column for each named executive officer in 2010:

		Health Savings	Imputed Benefit
	Perquisites	Account	Group Life	401(k) Matching
Name	($) (a)	($)	($)	($)
James C. Cherry	17,414	446	1,139	—
Bryan F. Kennedy, III	82,185	2,000	1,279	11,025
David L. Gaines	—	256	382	—
Nancy J. Foster	—	—	68	—

(a)
Total perquisites for Mr. Gaines and Ms. Foster were less than $10,000 for the year ended December 31, 2010. For the year ended December 31, 2010, perquisites provided to (i) Mr. Cherry consisted of $12,032 for commuting expenses and $5,112 for housing and relocation expenses and (ii) Mr. Kennedy consisted of $56,048 for the transfer of a bank-owned automobile, $2,232 for personal use of a company automobile and $23,905 for club membership fees. The Company has discontinued its sponsorship of club memberships and provision of company automobiles.

(3)	Mr. Cherry was first employed by the Bank as Chief Executive Officer in connection with its Public Offering in August 2010.

(4)	Mr. Kennedy also served as Chief Executive Officer of the Bank prior to its Public Offering.

(5)	Mr. Gaines was first employed by the Bank as Chief Financial Officer in connection with its Public Offering in August 2010.

(6)	Ms. Foster was first employed by the Bank as Chief Risk Officer in November 2010.
Employment Agreements
In connection with the Bank’s Public Offering, the Bank entered into employment agreements, described below, with each of James C. Cherry, Bryan F. Kennedy, III and David L. Gaines. In connection with her hiring in November 2010, the Bank entered into an employment agreement, described below, with Nancy J. Foster. Each agreement is for an initial term of three years and is subject to automatic one-year renewals on the third anniversary of its initial effective date and each successive anniversary unless either party provides timely notice of non-renewal. Each of the agreements provides that if (i) the Bank terminates the executive’s employment without “cause,” (ii) the executive terminates his or her employment for “good reason,” or (iii) the executive resigns with or without good reason within six months following a “change of control” (as defined in the agreements), then, subject to the executive’s execution and non-revocation of a release of claims, the executive will be entitled to be paid: any earned but unpaid base salary and bonuses; and an amount equal to two times the highest annual base salary in effect during the 12 month period prior to termination payable in 24 monthly installments. Each agreement also contemplates that upon a termination of employment by the Bank without cause or a resignation by the executive for good reason, all equity awards then outstanding that the Bank has granted to the executive will vest and, to the extent applicable, become exercisable. The agreements also provide that the executive will not compete with the Bank in the banking business nor solicit its clients or employees for a period of twelve months following termination of the executive’s employment, and is subject to a customary confidentiality obligation.
James C. Cherry. The Bank entered into an employment agreement effective in August 2010 with Mr. Cherry regarding his employment as Chief Executive Officer of the Bank. Under the terms of the agreement, Mr. Cherry receives an annual base salary of $400,000 per year, to be reviewed by the

Board of Directors at least annually, and is eligible for an annual incentive bonus payable in cash or in equity pursuant to any incentive program adopted from time to time by the Compensation Committee, with a maximum opportunity equal to no less than 100% of his base salary with respect to each fiscal year, subject to a minimum cash bonus of $75,000 for 2010. Mr. Cherry receives consideration for long-term equity incentive awards, in the discretion of the Compensation Committee, on terms and conditions no less favorable than those that apply to other senior executives, and employee benefits, fringe benefits, and perquisites on a basis no less favorable than those provided to other senior executives. Pursuant to the terms of his agreement, Mr. Cherry was reimbursed for reasonable relocation expenses as approved in advance by the Compensation Committee, and the Bank agreed to pay Mr. Cherry’s temporary living and commuting expenses for up to four months. As contemplated by Mr. Cherry’s employment agreement, in August 2010, the Bank issued to Mr. Cherry options to purchase 363,825 shares of Common Stock under the 2010 Employee Plan. The options vest equally over three years, subject to accelerated vesting in the event of an earlier change of control event, and have an exercise price of $6.50 per share. Also as contemplated by the employment agreement, on March 31, 2011, the Company issued to Mr. Cherry 155,925 shares of Common Stock in the form of performance-based restricted stock grants, one-third of which vest when the trading price of the Common Stock is equal to or greater than $8.125, $9.10 and $10.30, respectively, in each case for a period of 30 consecutive trading days.
Bryan F. Kennedy III. The Bank entered into an employment agreement effective in August 2010 with Mr. Kennedy regarding his employment as President of the Bank. Under the terms of the agreement, Mr. Kennedy receives an annual base salary of $335,000 per year, to be reviewed by the Board of Directors at least annually, and is eligible for an annual incentive bonus payable in cash or equity pursuant to any incentive program adopted from time to time by the Compensation Committee, with a maximum opportunity equal to no less than 100% of his annual base salary. Mr. Kennedy receives consideration for long-term equity incentive awards, in the discretion of the Compensation Committee, on terms and conditions no less favorable than those that apply to other senior executives, and employee benefits, fringe benefits, and perquisites on a basis no less favorable than those provided to other senior executives. As contemplated by Mr. Kennedy’s employment agreement, in August 2010, the Bank issued to Mr. Kennedy options to purchase 226,380 shares of Common Stock under the 2010 Employee Plan. The options vest equally over three years, subject to accelerated vesting in the event of an earlier change of control event, and have an exercise price of $6.50 per share. Also as contemplated by the employment agreement, on March 31, 2011, the Company issued to Mr. Kennedy 97,020 shares of Common Stock in the form of performance-based restricted stock grants, one-third of which vest when the trading price of the Common Stock is equal to or greater than $8.125, $9.10 and $10.30, respectively, in each case for a period of 30 consecutive trading days.
David L. Gaines. The Bank entered into an employment agreement effective in August 2010 with Mr. Gaines regarding his employment as Chief Financial Officer of the Bank. Under the terms of the agreement, Mr. Gaines receives an annual base salary of $335,000 per year, to be reviewed by the Board of Directors at least annually, and is eligible for an annual incentive bonus payable in cash or equity pursuant to any incentive program adopted from time to time by the Compensation Committee, with a maximum opportunity equal to no less than 100% of his annual base salary, subject to a minimum cash bonus of $50,000 for 2010. Mr. Gaines receives consideration for long-term equity incentive awards, in the discretion of the Compensation Committee, on terms and conditions no less favorable than those that apply to other senior executives, and employee benefits, fringe benefits, and perquisites on a basis no less favorable than those provided to other senior executives. As contemplated by Mr. Gaines’ employment agreement, in August 2010, the Bank issued to Mr. Gaines options to purchase 274,890 shares of Common Stock under the 2010 Employee Plan. The options vest equally over three years, subject to accelerated vesting in the event of an earlier change of control event, and have an exercise price of $6.50 per share. Also as contemplated by the employment agreement, on March 31, 2011, the Company issued to Mr. Gaines 117,810 shares of Common Stock in the form of performance-based restricted stock grants, one-third of which vest when the trading price of the Common Stock is equal to or greater than $8.125, $9.10 and $10.30, respectively, in each case for a period of 30 consecutive trading days.
Nancy J. Foster. The Bank entered into an employment agreement effective in November 2010 with Ms. Foster regarding her employment as Executive Vice President and Chief Risk Officer of the Bank. Under the terms of the agreement, Ms. Foster receives an annual base salary of $300,000 per year, to be reviewed by the Board of Directors at least annually, and is eligible for an annual incentive bonus payable in cash or equity pursuant to any incentive program adopted from time to time by the Compensation Committee, with a maximum opportunity equal to no less than 100% of her base salary with respect to each fiscal year. Pursuant to Ms. Foster’s employment agreement, the Bank also paid her a one-time commencement bonus of $50,000, of which 100% is repayable to the Bank within one year, 66 2/3% is repayable to the Bank within two years, and 33 1/3% is repayable to the Bank within three years, in each case if Ms. Foster experiences a termination of employment for a reason other than cause, good reason, disability, or death. Ms. Foster receives consideration for long-term equity incentive awards, in the discretion of the Compensation Committee, on terms and conditions no less favorable than those that apply to other senior executives, and employee benefits, fringe benefits, and perquisites on a basis no less favorable than those provided to other senior executives. Pursuant to the terms of Ms. Foster’s employment agreement, the Bank agreed to reimburse her for reasonable relocation expenses as approved in advance by the Compensation Committee, to reimburse her for temporary living expenses for up to eight months (not to exceed $5,000 in the first month and $1,750 thereafter) and to reimburse her for commuting expenses for up to nine months (not to exceed $400 per week). Such reimbursements are subject to repayment to the Bank in the same manner as her commencement bonus, described above. As contemplated by Ms. Foster’s employment agreement, in November 2010, the Bank issued to Ms. Foster options to purchase 226,380 shares of Common Stock under the 2010 Employee Option Plan. The options vest equally over three years, subject to accelerated vesting in the event of an earlier change of control event, and have an exercise price of $6.50 per share. Also as contemplated by the employment agreement, on March 31, 2011, the Company issued to Ms. Foster 97,020 shares of Common Stock in the form of performance-based restricted stock grants, one-third of which vest when the trading price of the Common Stock is equal to or greater than $8.125, $9.10 and $10.30, respectively, in each case for a period of 30 consecutive trading days.
Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End
	Option Awards
		Number of Securities
	Number of Securities	Underlying
	Underlying	Unexercised			Option
	Unexercised Options	Options		Option Exercise Price	Expiration
Name	(#) Exercisable	(#) Unexercisable		($)	Date
James C. Cherry	—	363,825	(1)	6.50	August 12, 2020
Bryan F. Kennedy III	92,812	—		9.09	December 14, 2016
	—	226,380	(1)	6.50	August 12, 2020
David L. Gaines	—	274,890	(1)	6.50	August 12, 2020
Nancy J. Foster	—	226,830	(2)	6.50	November 15, 2020

(1)	Stock options vest one-third per year over the 3 year vesting period, with 100% vesting occurring on August 12, 2013.

(2)	Stock options vest one-third per year over the 3 year vesting period, with 100% vesting occurring on November 15, 2013.

401(k) Plan
Executive officers may participate in the Company’s profit sharing and 401(k) plan, which the Company maintains for the benefit of substantially all employees who have attained age 21 and have completed six months of service. The Company matches 100% of employee contributions to a maximum of three percent of annual compensation and 50% of employee contributions greater than three percent to a maximum of six percent of annual compensation, up to an aggregate annual compensation generally equal to the Internal Revenue Service’s compensation threshold in effect from time to time.
Perquisites and Other Benefits
Executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all of the Company’s employees. The Company may also provide certain perquisites for executive officers, from time to time, that may not be available to all employees, such as living expense reimbursements related to relocation. In the past, the Bank also provided certain additional perquisites for executive officers such as bank-owned automobiles and club membership dues. The Company currently does not provide such perquisites for its executives.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors currently is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually reviews and assesses the adequacy of the Audit Committee charter.
Management is responsible for the Company’s internal controls and the financial reporting process. Dixon Hughes Goodman LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Board in Rule 3200T and No. 114, “The Auditor’s Communication With Those Charged With Governance.”
The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

SUBMITTED BY THE AUDIT COMMITTEE

Larry W. Carroll (Chair)
Walter C. Ayers
Jeffrey S. Kane

PROPOSAL 2
RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has retained Dixon Hughes Goodman LLP (“Dixon Hughes”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Effective April 1, 2011, Dixon Hughes PLLC and Goodman & Company LLP merged their firms and affiliated entities and changed the combined firm name to Dixon Hughes Goodman LLP. Although the Audit Committee has the sole authority to select and appoint the independent registered public accounting firm, the Board of Directors deems it advisable to obtain your ratification of this appointment. In recommending to the Board of Directors that Dixon Hughes be retained as the Company’s independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by Dixon Hughes was compatible with maintaining Dixon Hughes’ independence and concluded that it was.
Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2011. If the shareholders do not ratify the appointment of Dixon Hughes, the Audit Committee will consider a change in independent registered public accounting firm for the next fiscal year.
Fees
The fees billed or incurred by Dixon Hughes for services rendered to the Company for the fiscal years indicated were as follows:

	Fiscal Year Ended
	December 31, 2010	December 31, 2009
Audit Fees ($) (1)	193,646	50,000
Audit Related Fees ($) (2)	900	5,900
Tax Fees ($) (3)	10,110	9,700
All Other Fees ($)	0	0

(1)
These amounts were incurred for audit services and quarterly review services for the respective fiscal years, and for services rendered in connection with the Bank’s Registration Statement on Form 10 in 2010.

(2)	These amounts were incurred for accounting consultation services for the respective fiscal years.

(3)	These amounts were incurred for preparation of federal and state tax returns for the respective fiscal years.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent public accountants. As part of this responsibility, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent public accountants in order to assure that they do not impair the accountant’s independence from the Company. Accordingly, the Audit

Committee has adopted procedures and conditions under which services proposed to be performed by the independent public accountants must be pre-approved.
Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If a permissible non-audit service is approved by the Chair or his designee, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with SEC rules on auditor independence and is compatible with maintaining the independence of the Company’s independent public accountants.
All of the fees paid to Dixon Hughes in 2010 were pre-approved by the Audit Committee.
TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS
The Company’s Code of Ethics provides that personal interests of directors, officers and employees of the Company must not interfere with, or appear to interfere with, the interests of the Company. Directors, officers and employees of the Company may not compete with the Company or disadvantage the Company by taking for personal gain corporate opportunities or engage in any action that creates actual or apparent conflicts of interest with the Company. Any director or officer involved in a transaction with the Company or that has an interest or a relationship that reasonably could be expected to give rise to a conflict of interest must report the matter promptly to the Audit Committee, which is responsible for determining if the particular situation is acceptable.
The Company does not have a formal policy regarding the review, approval or ratification of related party transactions. As transactions are reported, however, the Audit Committee considers any related party transactions on a case-by-case basis to determine whether the transaction or arrangement was undertaken in the ordinary course of business and whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party. If any member of the Audit Committee is interested in the transaction, that member will recuse himself from the discussion and decision on the transaction.
The Bank engages in loan transactions and maintains accounts with its directors, executive officers, principal shareholders and their related interests (collectively referred to as “related parties”). All such transactions between the Bank and related parties were made in the ordinary course of business and on substantially the same terms, including interest rates, and collateral as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectability or present other unfavorable features. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with related parties.
Loans made by the Bank to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested” director not participating and dollar limitations on amounts of certain loans, and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the Company, Regulation O has been complied with in its entirety.
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16 of the Exchange Act requires the Company’s directors, certain officers and beneficial owners of more than ten percent of the Company’s Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. To the Company’s knowledge, based solely on a review of such copies or written representations relating thereto, insiders of the Company complied with all filing requirements for 2010 with the exception of Stephen A. Arnall, Treasurer and Principal Accounting Officer, who filed a late Form 3 and Form 5, reporting initial holdings and one late transaction.
SHAREHOLDER PROPOSALS
The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2012 Annual Meeting of Shareholders is December 13, 2011. In addition, a shareholder proposal to be submitted at the 2012 Annual Meeting of Shareholders (but not required to be included in our proxy statement), including nominations for election to the Board of Directors, must comply with Article II, Section 13 or Article III, Section 7, as applicable, of the Company’s Bylaws. These provisions require that a shareholder give written notice to the Company’s Secretary at least 60 but not more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Consequently, any shareholder proposal to be submitted at the 2012 Annual Meeting of Shareholders (but not required to be included in our proxy statement) will not be considered timely unless the notice required by our Bylaws is delivered to the Secretary not later than the close of business on March 26, 2012 and not earlier than the close of business on February 25, 2012.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SEC rules permit registrants to send a single copy of this Proxy Statement to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of the Company’s Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT
We filed an Annual Report on Form 10-K with the SEC on March 31, 2011. We make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Shareholders may also obtain a copy of these reports, without charge, upon written request to: Park Sterling Corporation, 1043 East Morehead Street, Suite 201, Charlotte, North Carolina 28204, Attention: Secretary.
OTHER MATTERS
The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxies in accordance with their best judgment.

By order of the Board of Directors

Stephen A. Arnall
Secretary
April 11, 2011

PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
PARK STERLING CORORATION
To be held on May 25, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Stephen A. Arnall and Pamela G. Brady (the “Proxies”), and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent and vote, as indicated below, all shares of the common stock of Park Sterling Corporation (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 4201 Congress Street, Suite 210, Charlotte, North Carolina at 8:30 a.m. local time on May 25, 2011, and at any adjournments or postponements thereof, upon matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement as set forth below
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders. The Company has no notice of any other business to come before the Annual Meeting of Shareholders.
The Board of Directors of the Company recommends that you vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.
1.
PROPOSAL to elect the following seven nominees as directors to serve for terms expiring at the Company’s Annual Meeting of Shareholders in the year indicated below or until such nominee’s earlier resignation or retirement or until a successor is elected and qualifies to serve.

Term Expiring at Annual
Meeting of Shareholders Held in	Nominees
2014	Walter C. Ayers; Jean E. Davis; Jeffrey S. Kane
2013	Leslie M. (Bud) Baker, Jr.; Larry W. Carroll
2012	James C. Cherry; Thomas B. Henson

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees	☐ FOR all nominees except
Instruction: To withhold authority to vote for one or more nominees, mark “FOR all nominees except” and write that nominee’s name on the line below.

2.	PROPOSAL to ratify the appointment of Dixon Hughes Goodman LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	At their discretion upon such other matters as may properly come before the meeting.

Dated:	, 2011

Signature		Signature (if held jointly)
Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing. If a corporation or a partnership, please sign in full corporate or partnership name, by an authorized officer.
YOU MAY USE THIS PROXY CARD TO VOTE AND APPOINT YOUR PROXY VIA MAIL.
ALTERNATIVELY, YOU MAY VOTE AND APPOINT YOUR PROXY VIA THE INTERNET.
PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

Control Number:
TO VOTE AND APPOINT YOUR PROXY VIA MAIL
Mark, sign, date and promptly return this proxy card in the enclosed envelope.
TO VOTE AND APPOINT YOUR PROXY VIA THE INTERNET
Visit https://www.shareholderlink.com/fss/park/pxsignon.asp and, when prompted, enter your 12-digit Control Number printed above.
All proxy appointments and votes cast by Internet must be completed and submitted by 5:00 p.m. on May 24, 2011. You may revoke your Internet appointment by revisiting the website and changing your vote prior to 5:00 p.m. on May 24, 2011, or by any method sufficient to revoke an appointment of proxy, as described in the accompanying Proxy Statement.
IMPORTANT: To ensure that a quorum is present, please send in your proxy card via mail or appoint a proxy via the Internet whether or not you plan to attend the Annual Meeting of Shareholders in person. You will still be able to vote in person at the meeting if you so desire.

Proxy:	Shares: